Exhibit 99.2

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS SECOND QUARTER RESULTS

Results include $99 million after-tax non-cash write-off on sale of TIE interest

TAMPA, July 29, 2004 — TECO Energy, Inc. (NYSE:TE) today reported a second quarter loss of $108.2 million, compared with a loss of $101.9 million for the same period in 2003. The loss on a per-share basis was $0.57, compared with a loss of $0.58 per share in the 2003 period. The number of common shares outstanding was 7 percent higher in the 2004 quarter than for the same period in 2003. The year-to-date loss was $105.7 million, compared with a loss of $99.2 million for the same period in 2003. The loss on a per-share basis was $0.56 for both the 2004 and 2003 periods. Shares outstanding for the first six months of 2004 were 7 percent higher than for the same period in 2003.

TECO Energy Chairman and CEO Sherrill Hudson said, “Although the charges related to the announced sale of our interest in the Texas Independent Energy (TIE) project hurt our earnings for the quarter, we believe that our strategy to reduce our merchant exposure will benefit investors over the longer term. The positive news in the quarter includes the continued strong Florida energy market and the good customer growth in our utility operations, and our coal company is benefiting from higher coal prices in its metallurgical coal contracts.”

“We have also been active on the financial front. In early July, we completed the early replacement of our TECO Energy bank credit facility, which is sized to meet our anticipated needs over the next three years, and launched the early exchange offer for our equity units,” Hudson noted.

Charges and Gains:

Second quarter results were driven primarily by a $98.7 million after-tax write off of the investment in the TIE project due to the previously announced agreement to sell TECO Energy’s indirect ownership interest; a $6.7 million after-tax charge associated with the extinguishment of debt following the refinancing of the San José Power Station in Guatemala; and a $19.3 million book accrual for income taxes related to the repatriation of cash from Guatemala. Results in 2003 included $61.2 million of goodwill impairments required under FAS 142, Goodwill and Other Intangible Assets, associated with the Frontera Power Station in Texas and the Commonwealth Chesapeake Power Station in Virginia, and $94.7 million of after-tax accounting charges related to the partnership termination and resulting consolidation of the Union and Gila River power stations.

In addition to the second quarter charges and gains, year-to-date results also include first quarter charges and gains for after-tax valuation adjustments of $3.4 million at TECO Solutions and $0.8 million at TECO Transport, and the $10.6 million after-tax gain from the sale of TECO Energy’s interest in its propane business. Results in 2003 included the second quarter charges, as well as first quarter after-tax charges of $48.9 million for turbine purchase cancellations at Tampa Electric, $15.3 million for non-merchant turbine purchase cancellations, (which were reflected in the Other Unregulated Companies segment), the

$22.7 million after-tax gain on the sale of the coalbed methane gas production assets and $1.1 million for the cumulative effect of an accounting change to reflect the adoption of FAS 143, Accounting for Asset Retirement Obligations.

Non-GAAP Earnings

Second quarter non-GAAP net income from continuing operations, excluding the effects of gains and charges, was $42.1 million, compared with $63.2 million in 2003. Year-to-date non-GAAP net income from continuing operations, excluding the effects of gains and charges, was $64.4 million, compared with $104.3 million in 2003.

The table below reconciles net income after elimination of the effects of gains and charges. Management believes that this non-GAAP presentation provides useful supplemental information by providing a measure that is more closely related to the company’s ongoing operations.

Net Income Reconciliation: ($ millions)	3-months ended June 30		6-months ended June 30		12-months ended June 30
	2004	2003	2004	2003	2004	2003

GAAP net income (loss)	($108.2)	($101.9)	($105.7)	($99.2)	($915.9)	$69.8

Add change in accounting	—	—	—	1.1	3.2	1.1
Exclude discontinued operations	(25.7)	(106.9)	(51.9)	(82.8)	(859.4)	(48.9)

GAAP net income (loss) from continuing operations	($82.5)	$5.0	($53.8)	($15.3)	($53.3)	$119.8
Add debt extinguishment cost	6.7 (2)	—	6.7 (2)	—	6.7 (2)	20.9
Add TIE equity write-off	98.7	—	98.7	—	98.7	—
Add offshore cash repatriation taxes	19.3	—	19.3	—	19.3	2.8
Add Solutions valuation adjustments	1.5	—	4.9	—	12.8	—
Add Transport valuation adjustment	—	—	0.8	—	0.8	—
Add corporate restructuring costs	—	—	—	—	15.2	10.9
Add TMDP arbitration reserve	—	—	—	—	26.7
Add goodwill write-offs	—	61.2 (3)	—	61.2 (3)	16.0 (4)	61.2 (3)
Add turbine purchase cancellations	—	—	—	64.2	13.2	64.2
Add TWG cancelled project write-offs	—	—	—	—	9.0	—
Add unutilized tax credits	—	—	—	—	9.7
Add ECKG valuation adjustment	—	—	—	—	—	5.8
Subtract Hardee gain on sale	—	—	—	—	(34.6)	—
Subtract Hardee operating results	—	(3.0)	—	(5.8)	(3.0)	(10.8)
Subtract gain on propane business sale	(1.6)	—	(12.2)	—	(12.2)	—

Non-GAAP net income from continuing operations (1)	$42.1	$63.2	$64.4	$104.3	$125.0	$274.8

(1)	A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flow that includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
(2)	San José debt extinguishment
(3)	Goodwill write-offs for Frontera and Commonwealth Chesapeake power stations
(4)	Goodwill write-off for TECO Solutions

Operating Results:

Segment Information(1) (in millions)	Three Months Ended Jun. 30		Six Months Ended Jun. 30		Twelve Months Ended Jun. 30
Net Income (loss) Summary	2004	2003	2004	2003	2004	2003

Tampa Electric	$41.9	$39.5	$65.8	$30.5	$134.2	$120.9
Peoples Gas System	5.9	4.8	18.7	16.7	26.5	26.7

Total regulated	47.8	44.3	84.5	47.2	160.7	147.6
TWG Merchant	(110.7)	(72.3)	(129.4)	(84.1)	(192.9)	(82.3)
TECO Transport	1.9	5.2	3.0	9.8	8.6	19.6
TECO Coal	17.7	20.8	33.1	46.5	63.7	85.9
Other Unregulated Companies	(17.9)	4.1	0.8	1.9	(6.7)	10.5
Parent/other	(21.3)	2.9	(45.8)	(36.6)	(86.7)	(61.5)

Total unregulated	(130.3)	(39.3)	(138.3)	(62.5)	(214.0)	(27.8)
Net income from continuing operations before cumulative effect of an accounting change	(82.5)	5.0	(53.8)	(15.3)	(53.3)	119.8
Discontinued Operations	(25.7)	(106.9)	(51.9)	(82.8)	(859.4)	(48.9)
Cumulative effect of an accounting change	—	—	—	(1.1)	(3.2)	(1.1)

Total net income (loss)	($108.2)	($101.9)	($105.7)	($99.2)	($915.9)	$69.8

1)	Segment information includes the effects of all charges and gains.

Tampa Electric

Tampa Electric’s net income for the second quarter was $41.9 million, compared with $39.5 million for the same period in 2003. There was no equity Allowance for Funds Used During Construction income (AFUDC, which represents allowed equity cost capitalized to construction costs) recorded in the quarter, compared to $4.1 million for the same period in 2003, reflecting the commercial operation of Bayside Unit 2 in January 2004. Depreciation expense decreased in the 2004 period, reflecting the end of accelerated depreciation on the Gannon coal assets; results in the same period in 2003 included $13 million pretax of accelerated depreciation expense. Interest expense decreased due to lower long-term debt balances after the first quarter repayment of $75 million of first mortgage bonds. Operations and maintenance expense, excluding fuel and purchased power, was essentially unchanged in the quarter compared to 2003. Savings from the retirement of the coal-fired Gannon Station were offset by higher pension, benefits and insurance-related costs.

Retail energy sales decreased 0.7 percent in the quarter, as average customer growth of 2.5 percent was offset by milder weather early in the quarter. Cooling degree days in the quarter were 2 percent below normal and 14 percent below 2003, when cooling degree days were significantly above normal due to unusually hot weather in April of 2003.

Tampa Electric’s year-to-date net income was $65.8 million, compared to $79.4 million excluding the $48.9 million charge related to turbine purchase cancellations in 2003. Equity AFUDC decreased to $0.7 million, from $11.7 million for the same period in 2003. Tampa Electric’s 2003 year-to-date net income, including the turbine purchase cancellation charge, was $30.5 million.

Year-to-date results also reflect average customer growth of 2.6 percent and retail energy sales that were 0.2 percent higher than last year. Total degree days for the year-to-date period were more than 3 percent below normal and almost 13 percent below 2003, when total degree days were significantly above normal.

Peoples Gas

Peoples Gas System reported net income of $5.9 million for the quarter, compared with $4.8 million in the same period in 2003. Quarterly results reflected favorable late spring weather and customer growth of 5.6 percent, partially offset by increased operations and maintenance costs and lower volumes for the low-margin transportation service for electric power generators due to higher gas prices. Year-to-date net income was $18.7 million, compared with $16.7 million for the same period in 2003. Customer growth of 5.3 percent and favorable winter weather in the first quarter contributed to these results.

TECO Transport

TECO Transport recorded net income of $1.9 million in the second quarter, compared with $5.2 million in the same period last year. Results for the quarter and year-to-date periods reflect the impact of lower Tampa Electric volumes, as a result of the Bayside repowering, and higher operating costs, which were only partially offset by improved northbound river shipments and increased export coal volume at the river terminal. Results in 2003 included a $1.5 million after-tax gain on the disposition of ocean-going equipment no longer used by TECO Ocean Shipping.

Year-to-date net income was $3.8 million, excluding a $0.8 million first quarter valuation adjustment, compared to $9.8 million, excluding a $0.8-million charge due to the adoption of FAS 143, for the same period in 2003. Year-to-date results were driven by the lower Tampa Electric volumes, higher operating expenses, higher fuel costs and unusual operating conditions in the first quarter due to higher than normal shipyard activity and a five day closing of the Mississippi River.

Volumes transported for Tampa Electric declined more than one million tons in the first six months of 2004, but are expected to be at levels comparable to 2003 in the second half of 2004. The impact of higher fuel prices is expected to be partially offset by fuel adjustment factors, which are contained in many of TECO Transport’s agreements, although the fuel adjustments lag actual fuel cost expenses.

TECO Coal

TECO Coal achieved second quarter net income of $17.7 million, compared to $20.8 million in the same period in 2003. Results in the second quarter of both 2004 and 2003 reflect effective third-party ownership interests in TECO Coal’s synthetic fuel production facilities of more than 90 percent; however, synthetic fuel volumes were slightly lower in 2004 due to unavailability of rail transportation. TECO Coal’s results in 2004 reflect no Section 29 tax credits due to the third party ownership and TECO Energy’s expected tax position in 2004, which is expected to be driven by the tax losses expected from the transfer of the Union and Gila River projects to the lending banks.

Year-to-date net income was $33.1 million, compared to $46.5 million excluding a $0.3-million after-tax charge due to the adoption of FAS 143, in 2003. Year-to-date results in 2004 reflect an effective third-party ownership interest in TECO Coal’s synthetic fuel production facilities of more than 90 percent, compared to 49 percent in 2003. Results also reflect lower volumes of conventional metallurgical and steam coals in the first quarter, higher mining costs and costs associated with the use of marginal coals for the production of synfuel, partially offset by higher volumes of synthetic fuel and higher coal prices. Year-to-date results in 2003 included $36.2 million of Section 29 tax credits.

Other Unregulated Companies

TECO Energy’s other unregulated companies recorded a loss of $17.9 million for the second quarter, compared to net income of $4.1 million for the same period in 2003. Results for the quarter were driven by the $6.7 million after-tax charge associated with the debt extinguishment related to the refinancing of the debt associated with the San José Power Station in Guatemala and the $19.3 million provision for income taxes due to the repatriation of cash from Guatemala following the financing. Results also include a $1.5 million after-tax asset valuation adjustment at TECO Solutions related to a district cooling plant in Tampa which was essentially offset by a $1.6 million after-tax gain on the sale of the remaining interest in the propane business, the majority of which was sold in the first quarter. Results in 2003 include net income from the Hardee Power Station of $3.0 million which was sold in October 2003.

The $19.3 million tax provision is related to the termination of a US income tax deferral strategy and $51.2 million of cash repatriated during the quarter. With these tax provisions the company has completely accrued for US income taxes on all GAAP earnings from this project to date. For segment reporting purposes, the $19.3 million includes $27.3 million of income tax expense recorded in the Other Unregulated Companies and $8 million of benefit to the provision for income taxes recorded at TECO Energy.

Year-to-date net income for the other unregulated companies was $0.8 million, compared to $1.9 million for the same period in 2003. In addition to the second quarter effects, the year-to-date results also include a $3.4 million valuation adjustment at TECO Solutions for its minority interest in a fiber optics business in bankruptcy and a $10.6 million after-tax gain on the sale of the propane business in the first quarter. Results in 2003 include net income of $5.8 million from the Hardee Power Station, which was sold in October 2003.

Excluding the $6.7 million after-tax charge related to the San José debt refinancing and the associated $19.3 million in tax provisions, the non-merchant unregulated power operations recorded second quarter net income of $9.7 million, compared to $4.0 million for the same period in 2003. These results were driven by continued good operating performance at the Guatemalan generating facilities and higher energy sales and prices at EEGSA, the Guatemalan distribution utility. Year-to-date net income excluding the second quarter charges was $20.8 million, compared to $13.6 million, excluding $15.3 million after-tax turbine cancellation charges, for the six-month period in 2003. The results were driven by the same factors as the quarter.

TWG Merchant

TWG Merchant’s loss for the second quarter, excluding the $98.7 million after-tax write-off of the investment in the TIE project, was $12.0 million, compared with a loss, excluding the $61.2 million goodwill write-off, of $11.1 million for the same period in 2003. The second quarter loss including the charges was $110.7 million, compared to a loss of $72.3 million including charges in 2003. Although TECO Energy announced the sale of its indirect ownership interest in the TIE project, because TIE is an unconsolidated equity investment, TIE results and the write-off are reflected in continuing operations. Despite lower sales and margins, Commonwealth Chesapeake Station reported improved net income due to lower overhead expense. Weak power prices in the Texas market due to mild weather and adequate capacity were partially offset by the recovery of previously incurred maintenance expenses through an insurance settlement at the Frontera Power Station. In 2003, a nuclear plant outage and unseasonably hot weather contributed to higher margins in Texas.

TWG Merchant’s year-to-date loss, excluding the TIE write-off, was $30.7 million, compared to a loss, excluding the $61.2 million goodwill impairments, of $22.9 million for the same period in 2003. The year-to-date loss including the charges was $129.4 million, compared to $84.1 million including charges for the same period in 2003. These results reflect improved results at the Commonwealth Chesapeake station in the first quarter due to favorable winter weather, which were more than offset by the operating losses on the TIE projects, lower net income from Frontera due to a major maintenance outage in the first quarter and the cost associated with the incomplete Dell and McAdams power stations, as well as the factors affecting the second quarter.

The TWG Merchant segment results include allocated TECO Energy interest expense of $9.9 million after-tax and $17.9 million after-tax for the quarter and year-to-date periods, respectively.

Parent / Other

Interest expense increased with the completion of construction of the Union and Gila River projects and the resulting discontinuance of capitalized interest as well as higher overall levels of debt. In the second quarter of 2003, $7.0 million of interest on debt at the TECO Energy level related to investment in the Union and Gila River projects was capitalized. For the first six months of 2003, capitalized interest on the debt of TECO Energy was $17 million. Capitalization of interest ended with commercial operation of all phases in July 2003.

The provision for income taxes from continuing operations for the 2004 second quarter and year-to-date periods was a benefit of $15.8 million and $7.1 million, respectively, compared to benefits of $20.1 million and $59.6 million, respectively, for the same periods in 2003. The 2004 benefit is due primarily to the write-off associated with the TIE projects partially offset by the provision for taxes on repatriated cash from Guatemala. The 2003 benefit is due primarily to goodwill write-offs and turbine purchase cancellation charges. Second quarter results in 2003 included the reversal of $15.4 million of previously deferred Section 29 tax credits for the production of synthetic fuel.

Discontinued Operations

The net loss from discontinued operations for the 2004 second quarter and year-to-date periods was $25.7 million and $51.9 million, respectively, compared to losses of $106.9 million and $82.8 million, respectively, for the same periods in 2003. Discontinued operations in 2004 include the operating losses for the Union and Gila River power stations. Discontinued operations in 2003 include the results from Union and Gila River, which entered service over the first six months of 2003; results from Prior Energy, which was sold in January; and the gain on the final installment of the sale of the coalbed methane gas production assets.

Cash and Liquidity

TECO Energy’s consolidated cash and cash equivalents, excluding all restricted cash, totaled $85.6 million at June 30, 2004. Restricted cash of $49.5 million includes $41.9 million held in escrow related to the sale of the 49 percent interest in the synthetic coal production facilities due to TECO Energy’s current non-investment grade credit rating. Cash at June 30 excludes the San José and Alborada power stations unrestricted cash balances of $27.4 million, and restricted cash of $8.3 million as these companies were deconsolidated due to the adoption of FIN 46R, Consolidation of Variable Interest Entities, effective Jan. 1, 2004.

In addition, at June 30, aggregate availability under bank credit facilities was $537.5 million, net of letters of credit of $32.5 million outstanding under these facilities and $30 million drawn on the Tampa Electric credit facility. Therefore, total liquidity, cash plus credit facilities, totaled $650.5 million, including $229.5 million at Tampa Electric, at the end of the second quarter. On July 7, 2004, TECO Energy replaced its $350 million credit facility with a new $200 million three-year facility.

Additional financial information related to the company’s results through June 30, 2004, including unaudited financial statements, segment information, and electric and gas volumes, is also available at the Investor Relations section of TECO Energy’s web site at www.tecoenergy.com.

TECO Energy, Inc. (NYSE: TE) is an integrated energy-related holding company with core businesses in the utility sector, complemented by a family of unregulated businesses. Its principal subsidiary, Tampa Electric Company, is a regulated utility with both electric and gas divisions (Tampa Electric and Peoples Gas System). Other subsidiaries are engaged in waterborne transportation, coal and synthetic fuel production and independent power.

Note: This press release may be deemed to contain forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Important factors that could impact actual results include unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; declines in the anticipated waterborne fuel volumes transported by TECO Transport for Tampa Electric; general economic conditions in Tampa Electric’s service area affecting energy sales; economic conditions both national and international, that affect the demand for TECO Transport’s waterborne transportation services; weather variations affecting energy sales and operating costs at Tampa Electric and TWG; commodity price changes affecting the margins at TWG and TECO Coal; the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures; and energy prices in the markets served by TWG facilities. Additional information is contained under “Risk Factors” in the company’s registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 28, 2004.

Contact:	News Media: Laura Plumb—(813) 228-1572
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

Summary Information (as of June 30, 2003)
	Three Months Ended		Six Months Ended		Twelve Months Ended
(millions except per share amounts)
	2004	2003	2004	2003	2004	2003
Revenues	$713.0	$695.3	$1,355.3	$1,347.1	$2,748.0	$2,739.6

Net income (loss) from continuing operations	(82.5)	5.0	(53.8)	(15.3)	(53.3)	119.8
Net income (loss) from discontinued operations	(25.7)	(106.9)	(51.9)	(82.8)	(859.4)	(48.9)

Total net income (loss) before cumulative effect of change in accounting principle	(108.2)	(101.9)	(105.7)	(98.1)	(912.7)	70.9
Cumulative effect of change in accounting principle	—	—	—	(1.1)	(3.2)	(1.1)

Net income	($108.2)	($101.9)	($105.7)	($99.2)	($915.9)	$69.8

Earnings (loss) per share from continuing operations – basic	($0.44)	$0.03	($0.29)	($0.09)	($0.29)	$0.71
Earnings per share from discontinued operations – basic	(0.13)	(0.61)	(0.27)	(0.47)	(4.63)	(0.29)
Earnings (loss) per share from cumulative effect of change in accounting principle – basic	—	—	—	—	(0.02)	(0.01)

Total earnings (loss) per share – basic	($0.57)	($0.58)	($0.56)	($0.56)	($4.94)	$0.41

Total earnings (loss) per share – basic	($0.57)	($0.58)	($0.56)	($0.56)	($4.94)	$0.41
Total earnings (loss) per share – diluted	($0.57)	($0.58)	($0.56)	($0.56)	($4.94)	$0.41
Average common shares outstanding – basic	188.3	176.4	188.2	176.2	188.5	170.0
Average common shares outstanding – diluted	188.3	176.6	188.2	176.2	188.5	170.7

JUNE 2004

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003	2004	2003
Revenues	$713,058	$695,272	$1,355,348	$1,347,103	$2,748,044	$2,739,573

Expenses
Operation	474,129	437,302	905,362	840,809	1,838,825	1,716,668
Maintenance	33,530	35,659	64,969	70,301	147,035	151,544
Asset Impairment	2,431	—	9,178	104,125	50,114	104,125
Goodwill Impairment	—	95,156	—	95,156	27,506	95,156
Restructuring Charges	—	—	—	—	24,561	—
Depreciation	73,509	83,017	145,579	158,016	313,588	312,349
Taxes, other than income	49,279	43,600	97,618	86,990	185,669	172,175

Total expenses	632,878	694,734	1,222,706	1,355,397	2,587,298	2,552,017

Income from operations	$80,180	$538	$132,642	$(8,294)	$160,746	$187,556

Other income (expense)
Allowance for other funds used during construction	—	4,150	718	11,736	8,758	26,647
Other income (expense), net	40,007	29,015	82,666	32,347	164,534	36,053
Loss on Debt Extinguishment	—	—	—	—	—	(34,125)
Impairment on TIE Investment	(151,860)	—	(151,860)	—	(151,860)	—
Contingent Arbitration Reserve	—	—	—	—	(32,000)	—
Earnings from equity investments	(1,020)	2,601	5,910	5,248	249	12,019

Total other income (expense)	(112,873)	35,766	(62,566)	49,331	(10,319)	40,594
Interest charges
Interest expense	84,022	66,422	172,928	123,773	356,850	193,858
Distribution on Preferred Securities	—	9,987	—	19,975	—	39,951
Allowance for borrowed funds used during construction	—	(1,602)	(277)	(4,532)	(3,382)	(10,291)

Total interest charges	84,022	74,807	172,651	139,216	353,468	223,518

Income before provision for income taxes	(116,715)	(38,503)	(102,575)	(98,179)	(203,041)	4,632
(Benefit)Provision for income taxes	(15,798)	(20,147)	(7,127)	(59,491)	(82,784)	(91,776)

Net income from continuing operations before minority interest	(100,917)	(18,356)	(95,448)	(38,688)	(120,257)	96,408

Minority Interest	18,421	23,416	41,630	23,416	67,015	23,416

Net income from continuing operations	(82,496)	5,060	(53,818)	(15,272)	(53,242)	119,824

Discontinued Operations
Income from discontinued operations	(39,540)	(174,150)	(79,814)	(134,541)	(1,339,913)	(92,130)
Income tax expense (benefit)-discontinued operations	(13,815)	(67,216)	(27,952)	(51,732)	(480,494)	(43,227)

Net income from discontinued operations	(25,725)	(106,934)	(51,862)	(82,809)	(859,419)	(48,903)

Cumulative effect of a change in accounting principle, net of tax	—	—	—	(1,111)	(3,233)	(1,111)

Net Income	$(108,221)	$(101,874)	$(105,680)	$(99,192)	$(915,894)	$69,810

Average common shares outstanding during the period (thousands)	188,349	176,421	188,184	176,207	185,453	169,955

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$(0.44)	$0.03	$(0.29)	$(0.09)	$(0.29)	$0.71
Earnings per share — basic	$(0.57)	$(0.58)	$(0.56)	$(0.56)	$(4.94)	$0.41
Earnings per share from continuing operations — diluted	$(0.44)	$0.03	$(0.29)	$(0.09)	$(0.29)	$0.71
Earnings per share — diluted	$(0.57)	$(0.58)	$(0.56)	$(0.56)	$(4.94)	$0.41

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(thousands)	June 30, 2004	Dec. 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$85,618	$108,228
Restricted cash	49,540	51,373
Short-term investments	6	6
Receivables, less allowance for uncollectibles	331,399	280,365
Inventories, at average cost
Fuel	75,889	88,215
Materials and supplies	80,157	82,522
Current derivative asset	15,409	21,061
Prepayments and other current assets	119,778	68,653
Assets held for sale, current	117,004	169,358

Total current assets	874,800	869,781

Property, plant and equipment
Utility plant in service-electric	5,085,379	5,245,634
Utility plant in service-gas	791,446	778,159
Construction work in progress	837,583	1,193,252
Other property	839,332	823,149

	7,553,740	8,040,194
Accumulated depreciation	(2,031,804)	(2,361,161)

Total property, plant and equipment, net	5,521,936	5,679,033

Other assets
Other investments	11,526	16,509
Investment in unconsolidated affiliates	247,888	343,476
Intangible asset	4,843	4,930
Goodwill	71,188	71,188
Regulatory asset	160,288	188,305
Deferred income taxes	1,000,309	1,051,509
Deferred charges and other assets	139,087	160,179
Assets held for sale	2,061,301	2,077,438

Total other assets	3,696,430	3,913,534

Total assets	$10,093,166	$10,462,348

LIABILITIES AND CAPITAL
Current liabilities
Long-term debt due within one year
Recourse	$5,300	$6,050
Non-recourse	8,637	25,496
Notes payable	30,000	37,500
Accounts payable	299,387	313,732
Current derivative liability	9,218	12,045
Customer deposits	104,406	101,405
Interest accrued	61,846	56,634
Taxes accrued	165,938	149,935
Liabilities associated with held for sale, current	1,570,032	1,544,368

Total current liabilities	2,254,764	$2,247,165

Other liabilities
Deferred income taxes	418,101	498,028
Investment tax credits	21,349	22,819
Regulatory liability	569,489	560,227
Other deferred credits and other liabilities	361,685	364,060
Liabilities associated with assets held for sale	674,075	697,846
Long-term debt, less amount due within one year
Recourse	3,591,371	3,660,284
Non-recourse	14,813	83,237
Preferred company securities	669,300	649,125
Minority interest	2,881	1,852
Capital
Common equity (outstanding 188,487,304 shares in 2004 and 187,792,475 shares in 2003)	1,524,678	1,692,347
Unearned compensation	(9,340)	(14,642)

Total liabilities and capital	$10,093,166	$10,462,348

Book value per share	$8.09	$9.01

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003	2004	2003
Cash flows from operating activities
Net income	$(108,221)	$(101,874)	$(105,680)	$(99,192)	$(915,894)	$69,810

Adjustments to reconcile net income to net cash:
Depreciation	73,509	96,416	145,579	176,221	351,417	324,740
Deferred income taxes	(123,759)	(98,593)	(111,062)	(83,433)	(736,985)	(110,209)
Investment tax credit, net	(735)	(1,127)	(1,470)	(2,254)	(3,893)	(4,814)
Allowance for funds used during construction	—	(5,752)	(995)	(16,268)	(12,140)	(36,938)
Amortization of unearned compensation	3,186	4,056	6,840	8,469	16,649	15,666
Cumulative effect of a change in accounting principle, pretax	—	—	—	1,800	5,264	1,800
Gain on asset sales, pretax	(32,046)	(33,149)	(68,798)	(71,829)	(144,503)	(86,935)
Equity in earnings of unconsolidated affiliates	(1,475)	(1,196)	(5,798)	5,501	2,472	16,333
Minority loss	(18,421)	(23,416)	(41,630)	(23,416)	(67,015)	(23,416)
Asset impairment, pretax	154,291	(403)	161,038	104,125	1,387,654	118,269
Goodwill impairment and intangible asset impairment, pretax	—	95,156	—	95,156	27,506	95,156
Contingent arbitration reserve, pretax	—	—	—	—	32,000	—
Loss on TPGC transaction, pretax	—	153,933	—	153,933	—	153,933
Deferred recovery clause	(5,214)	(14,435)	25,731	(17,428)	15,893	3,490
Refunded to customers	—	—	—	—	—	(4,335)
Receivables, less allowance for uncollectibles	(62,839)	(10,975)	(23,082)	(67,881)	141,221	(75,277)
Inventories	274	(6,406)	12,542	(127)	19,672	(6,702)
Prepayments and other current assets	(2,528)	(42,558)	2,729	(47,139)	33,334	(45,919)
Taxes accrued	36,912	24,380	(31,787)	(81,354)	84,065	(102,459)
Interest accrued	(33,926)	(9,919)	31,807	21,767	(50,665)	24,128
Accounts payable	36,965	(88,698)	(43,575)	(58,713)	(2,315)	4,534
Other	91,418	46,603	107,649	56,097	133,602	56,548

	7,391	(17,957)	60,038	54,035	317,339	387,403

Cash flows from investing activities
Capital expenditures	(64,392)	(208,493)	(123,914)	(310,672)	(403,850)	(797,033)
Allowance for funds used during construction	—	5,752	995	16,268	12,140	36,938
Net proceeds from sale of assets	31,766	24,808	141,419	149,713	180,485	252,989
Net proceeds from sale of business	—	—	—	—	107,718	—
Net cash reduction from deconsolidation	—	—	(22,755)	—	(22,755)	—
Restricted cash	(4,390)	(52,800)	(9,313)	(52,800)	(2,666)	(52,800)
Investment in unconsolidated affiliates	46,964	(3,673)	43,925	(4,687)	17,985	(13,756)
Other non-current investments	4,333	(22,435)	12,753	(66,548)	46,887	(445,482)

	14,281	(256,841)	43,110	(268,726)	(64,056)	(1,019,144)

Cash flows from financing activities
Dividends	(35,794)	(33,536)	(71,501)	(95,972)	(140,754)	(213,734)
Common stock	1,717	1,968	6,490	4,553	138,569	217,019
Proceeds from long-term debt	—	643,216	—	648,133	6,927	1,563,844
Minority interest	21,699	20,435	43,497	20,435	67,433	20,435
Restricted cash	—	(20,435)	—	(20,435)	14,585	125,832
Repayment of long-term debt	(6,168)	(478,239)	(86,579)	(498,551)	(114,510)	(1,036,309)
Settlement of joint venture termination obligation	—	(33,534)	—	(33,534)	—	(33,534)
Net increase (decrease) in short-term debt	(20,000)	50,300	(7,500)	57,000	(387,500)	136,300
Equity contract adjustment payments	(5,082)	(5,082)	(10,165)	(10,165)	(20,330)	(20,330)

	(43,628)	145,093	(125,758)	71,464	(435,580)	759,523

Net increase (decrease) in cash and cash equivalents	(21,956)	(129,705)	(22,610)	(143,227)	(182,297)	127,782
Cash and cash equivalents at beginning of period	107,574	397,620	108,228	411,142	267,915	140,133

Cash and cash equivalents at end of period	$85,618	$267,915	$85,618	$267,915	$85,618	$267,915

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003	2004	2003
Revenues

Tampa Electric	$429.6	$407.7	$800.5	$749.8	$1,636.8	$1,574.1
Peoples Gas	105.7	94.8	223.5	221.7	410.3	377.0
TECO Wholesale Generation-Merchant	32.7	31.1	47.7	50.3	93.3	130.7
TECO Transport	60.8	66.6	118.4	131.6	247.4	261.3
TECO Coal	82.7	78.1	161.4	153.6	304.1	309.5
Other unregulated companies	25.6	69.7	47.0	141.0	164.9	288.8

	737.1	748.0	1,398.5	1,448.0	2,856.8	2,941.4

Other/eliminations	(24.1)	(52.7)	(43.2)	(100.9)	(108.8)	(201.8)

Consolidated revenues	$713.0	$695.3	$1,355.3	$1,347.1	$2,748.0	$2,739.6

Net income (1)

Tampa Electric (2)	$41.9	$39.5	$65.8	$30.5	$134.2	$120.9
Peoples Gas	5.9	4.8	18.7	16.7	26.5	26.7
TECO Wholesale Generation-Merchant (3)	(110.7)	(72.3)	(129.4)	(84.1)	(192.9)	(82.3)
TECO Transport	1.9	5.2	3.0	9.8	8.6	19.6
TECO Coal (4)	17.7	20.8	33.1	46.5	63.7	85.9
Other unregulated companies (5)	(17.9)	4.1	0.8	1.9	(6.7)	10.5
Other/financing/eliminations (6)	(21.3)	2.9	(45.8)	(36.6)	(86.7)	(61.5)

Net income from continuing operations	(82.5)	5.0	(53.8)	(15.3)	(53.3)	119.8

Discontinued operations (7)	(25.7)	(106.9)	(51.9)	(82.8)	(859.4)	(48.9)

Cumulative effect of change in accounting principle, net of tax (8)	—	—	—	(1.1)	(3.2)	(1.1)

Net income	$(108.2)	$(101.9)	$(105.7)	$(99.2)	$(915.9)	$69.8

Average common shares outstanding during the period (thousands)	188,349	176,421	188,184	176,207	185,453	169,955

1)	Segment net income is reported on a basis that includes internally allocated financing costs.
2)	Tampa Electric net income for the 6-month and 12-month periods ended June 30, 2003, include a $48.9 million after-tax asset impairment related to turbine purchase cancellations.
3)	TWG Merchant operations net income for the 3-month, 6-month and 12-month periods ended June 30,2004, include a $98.7 million after-tax charge to write off its interest in the Texas Independent Energy (TIE) project. The 12-months ended June 30, 2004 also includes a $26.7 million after-tax charge associated with the recording of a reserve for an arbitration award against TMDP related to its indirect ownership interest of Commonwealth Chesapeake Power Station. The 3-month, 6-month and 12-month periods ended June 30, 2003 include a $61.2 million after-tax charge to record goodwill impairments.
4)	TECO Coal’s net income for the 12-month period ended June 30, 2004 includes a reversal of $7.0 million of tax credits which were not usable due to insufficient taxable income in 2003.
5)	Other unregulated net income for the 3-month period ended June 30, 2004 includes a $6.7 million after-tax charge related to the refinancing of the debt associated with the San Jose Power Station in Guatemala, a $19.3 million provision for income taxes due to the repatriation of cash from Guatelmala following the financing, a $1.5 million after-tax asset impairment at TECO Solutions and a $1.6 million after-tax gain on the sales of the remaining propane business interests. Results for the 6-months ended June 30, 2004, also include the $10.6 million after-tax gain related to the sale of the propane business in the first quarter of 2004. Results for the 12-months ended June 30, 2004 also include $52.4 million of after-tax charges related to asset impairments, goodwill impairments, tax credit reversals and other non-operating charges, and a $34.6 million after-tax gain on the sale of Hardee Power Partners. Results for the 6-months and 12-months ended June 30, 2003, include an after-tax charge of $15.3 million related to turbine purchase cancelations.
6)	Net income for the 3-month period ended June 30, 2003 includes the recognition of $15.4 million of previously deferred tax credits for the production of synthetic fuel in the first quarter of 2003. The 6-month and 12-month periods ended June 30, 2003 include the net deferral of $10.9 million of synfuel tax credits. The 12-months ended June 30, 2003 also includes a $20.9 million after-tax charge for debt extinguishment. Interest expense that was previously internally allocated to Union and Gila River power stations is now reflected as a TECO Energy parent company expense. These interest expense allocations were $14.8 million for the 12-month period ended June 30, 2004, $6.1 million for the 3-months ended June 30, 2003, and $10.8 million for the 6-months and 12-months ended June 30, 2003.
7)	Net (loss) income from discontinued operations for the 3-month and 6-month periods ended June 30, 2004 include the losses from operations of the Union and Gila River power stations. The 12-months ended June 30, 2004 also includes $762.0 million in after-tax asset impariment charges associated with the designation of these TPGC projects as discontinued operations. The 3-month, 6-month and 12-month periods ended June 30, 2003 include an after-tax charge of $94.7 million related to the partnership termination and resulting consolidation of the Union and Gila River stations. The 6-month and 12-month periods ended June 30, 2003 also include gains of $23.5 million and $31.2 million, respectively, primarily related to the sale of TECO Coalbed Methane’s assets.
8)	The 12-month period ended June 30, 2004 includes a $3.2 million after tax charge for the cumulative effect of an accounting change to reflect the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The 6-month and 12-month periods ended June 30, 2003 include a $1.1 million after-tax charge for the cumulative effect of an accounting change to reflect the adoption of FAS 143, Accounting for Asset Retirement Obligations.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended June 30,	2004	2003	Percent Change	2004	2003	Percent Change
Residential	$197,710	$190,706	3.7	1,992,438	2,028,657	(1.8)
Commercial	126,511	118,948	6.4	1,500,180	1,496,064	0.3
Industrial — Phosphate	16,841	17,232	(2.3)	316,395	329,449	(4.0)
Industrial — Other	25,183	22,885	10.0	346,336	331,103	4.6
Other sales of electricity	33,957	32,077	5.9	388,454	390,516	(0.5)
Deferred and other revenues	10,566	6,452	63.8	—	—	—

	$410,768	$388,300	5.8	4,543,803	4,575,789	(0.7)
Sales for resale	9,965	11,248	(11.4)	160,533	184,458	(13.0)
Other operating revenue	8,828	8,227	7.3	—	—	—

	$429,561	$407,775	5.3	4,704,336	4,760,247	(1.2)

Average customers	618,191	602,851	2.5	—	—	—

Retail Output to Line				5,024,004	5,005,683	0.4

	Operating Revenues*			Sales — Kilowatt-hours*
Six Months Ended June 30,	2004	2003	Percent Change	2004	2003	Percent Change
Residential	$379,162	$359,842	5.4	3,807,988	3,907,427	(2.5)
Commercial	238,789	215,713	10.7	2,814,904	2,762,686	1.9
Industrial — Phosphate	35,320	33,048	6.9	650,284	664,360	(2.1)
Industrial — Other	48,723	42,142	15.6	665,473	630,439	5.6
Other sales of electricity	66,754	58,602	13.9	762,286	721,782	5.6
Deferred and other revenues	(4,969)	1,195	—	—	—	—

	$763,779	$710,542	7.5	8,700,935	8,686,694	0.2
Sales for resale	19,246	22,426	(14.2)	309,270	386,349	(20.0)
Other operating revenue	17,477	16,867	3.6	—	—	—

	$800,502	$749,835	6.8	9,010,205	9,073,043	(0.7)

Average customers	617,365	601,908	2.6	—	—	—

Retail Output to Line				9,264,778	9,290,701	(0.3)

	Operating Revenues*			Sales — Kilowatt-hours*
Six Months Ended June 30,	2004	2003	Percent Change	2004	2003	Percent Change
Residential	$786,725	$757,577	3.8	8,165,309	8,170,279	(0.1)
Commercial	483,135	452,986	6.7	5,912,432	5,783,606	2.2
Industrial — Phosphate	67,630	69,628	(2.9)	1,262,480	1,348,760	(6.4)
Industrial — Other	95,107	85,086	11.8	1,337,812	1,261,879	6.0
Other sales of electricity	133,017	120,157	10.7	1,578,524	1,480,820	6.6
Deferred and other revenues	(11,372)	(4,695)	—	—	—	—

	$1,554,242	$1,480,739	5.0	18,256,557	18,045,344	1.2
Sales for resale	38,410	58,174	(34.0)	614,006	983,257	(37.6)
Other operating revenue	44,136	35,187	25.4	—	—	—

	$1,636,788	$1,574,100	4.0	18,870,563	19,028,601	(0.8)

Average customers	612,631	597,259	2.6	—	—	—

Retail Output to Line				19,183,992	19,084,064	0.5

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended June 30,	2004	2003	Percent Change	2004	2003	Percent Change
By Customer Segment:
Residential	$23,051	$20,069	14.9	12,317	10,635	15.8
Commercial	36,771	31,761	15.8	89,687	80,331	11.6
Industrial	2,631	2,375	10.8	59,321	54,646	8.6
Off System Sales	32,211	29,483	9.3	54,777	47,660	14.9
Power generation	2,789	2,664	4.7	83,721	91,106	(8.1)
Other revenues	8,275	8,382	(1.3)	—	—	—

	$105,728	$94,734	11.6	299,823	284,378	5.4

By Sales Type:
System supply	$77,337	$68,321	13.2	86,776	76,155	13.9
Transportation	20,116	18,031	11.6	213,047	208,223	2.3
Other revenues	8,275	8,382	(1.3)	—	—	—

	$105,728	$94,734	11.6	299,823	284,378	5.4

Average customers	307,436	291,212	5.6	—	—	—

	Operating Revenues*			Therms*
Six Months Ended June 30,	2004	2003	Percent Change	2004	2003	Percent Change
By Customer Segment:
Residential	$68,721	$61,713	11.4	42,205	40,300	4.7
Commercial	85,902	79,421	8.2	199,579	186,419	7.1
Industrial	5,656	5,437	4.0	158,283	114,109	38.7
Off System Sales	39,808	51,332	(22.4)	80,941	81,793	(1.0)
Power generation	5,489	5,082	8.0	107,928	177,714	(39.3)
Other revenues	17,983	18,678	(3.7)	—	—	—

	$223,559	$221,663	0.9	588,936	600,335	(1.9)

By Sales Type:
System supply	$162,708	$163,859	(0.7)	170,761	170,500	0.2
Transportation	42,868	39,126	9.6	418,175	429,835	(2.7)
Other revenues	17,983	18,678	(3.7)	—	—	—

	$223,559	$221,663	0.9	588,936	600,335	(1.9)

Average customers	305,761	290,397	5.3	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended June 30,	2004	2003	Percent Change	2004	2003	Percent Change
By Customer Segment:
Residential	$112,676	$97,641	15.4	66,123	65,088	1.6
Commercial	150,168	137,423	9.3	367,981	341,695	7.7
Industrial	10,612	11,380	(6.7)	227,597	229,402	(0.8)
Off System Sales	92,982	88,126	5.5	185,242	172,462	7.4
Power generation	10,523	10,592	(0.7)	330,642	417,203	(20.7)
Other revenues	33,351	31,853	4.7		—	—

	$410,312	$377,015	8.8	1,177,585	1,225,850	(3.9)

By Sales Type:
System supply	$297,080	$268,812	10.5	337,535	327,200	3.2
Transportation	79,881	76,350	4.6	840,050	898,650	(6.5)
Other revenues	33,351	31,853	4.7		—	—

	$410,312	$377,015	8.8	1,177,585	1,225,850	(3.9)

Average customers	299,600	284,564	5.3	—	—	—

*	in thousands